Exhibit 10.1

SHARE EXCHANGE AGREEMENT

        THIS SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of July 19, 2002 and effective as of July 19, 2002, is between Biogan International, Inc., a Delaware corporation with a place of business at 813 Beriault, Suite 203, Longueuil, Quebec, Canada J4G 1X7 ("Biogan"), and Fushan Industrial Co. Ltd., a British Virgin Island corporation, wholly owned by the shareholders ("Shareholders") of the Hechi Industrial Co., Ltd. ("Hechi"), with a place of business at East Asia Corporate Service (BVI) Ltd., East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands ("Fushan" and with Biogan, the "Parties" and each individually a "Party").

        WHEREAS, the employees of Hechi Prefecture Mining Company ("HPMC") established on June 9, 1998 Hechi as a limited liability corporation in the People's Republic of China. The Shareholders then purchased part of the assets, liabilities and business operations ("Assets") of HPMC and injected the same into Hechi. The Shareholders thereafter established Fushan. Fushan in turn set up Biogan International (BVI) Inc., a wholly owned British Virgin Island corporation with a place of business at East Asia Corporate Service (BVI) Ltd., East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands ("Biogan (BVI)") such that Fushan as sole shareholder of Biogan (BVI) owns 100% of Biogan (BVI); and

        WHEREAS, by a joint venture contract dated January 27, 2000, Hechi and Biogan agreed to jointly invest in and set up a cooperative joint venture - the Guangxi Guanghe Metals Co. Ltd. ("JV") in the Guangxi Zhuang Autonomous Region of the People's Republic of China which has received its Business License on February 18, 2000; and

        WHEREAS, the Parties have now entered into a revised joint venture contract dated July 19, 2002 ("JVC") whereby it has been unanimously agreed between the parties that Biogan the former foreign party to JV will be replaced by Biogan (BVI); and

        WHEREAS, it has also been agreed between the Parties that after the transfer of Biogan's interest in the JV to Biogan (BVI), Biogan will acquire from Fushan, 100 % of the capital ownership of Biogan (BVI) such that Biogan (BVI) will become a wholly owned subsidiary of Biogan and Biogan will transfer to Fushan 16,800,000 shares of Biogan's Common Stock and 3,624,000 shares of Biogan's preferred stock as purchase price for Biogan (BVI);

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS; REFERENCES TO SECTIONS AND EXHIBITS

1.1    Definitions. Capitalized terms used in this Agreement have the meanings indicated below:

        "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the Province of Ontario are authorized or required by law or executive order to close.

        "Claims" has the meaning set forth in Section 7.1.

        "Closing" has the meaning set forth in Section 2.4.

        "Closing Date" has the meaning set forth in Section 2.4.

        "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

        "Biogan SEC Documents" has the meaning set forth in Section 3.4.

        "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

        "Encumbrance" means any charge, claim, mortgage, servitude, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal or similar restriction.

        "Exchanged Shares" has the meaning set forth in Section 2.2.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Indemnified Party" has the meaning set forth in Section 7.1.

        "Indemnifying Party" has the meaning set forth in Section 7.1.

        "Losses" has the meaning set forth in Section 7.1.

        "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

        "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

        "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        1.2    References to Sections and Exhibits. All references in this Agreement to sections and exhibits refer to the corresponding sections and exhibits of, or attached to, this Agreement, unless the context expressly or by necessary implication otherwise requires.

ARTICLE II

EXCHANGE OF SHARES

        2.1    Authorization. Biogan has authorized the issuance of 16,800,000 shares of its Common Stock and 3,624,000 shares of Series B Convertible Preferred Stock convertible, in the aggregate, into 362,400,000 shares of Biogan Common Stock (the "Preferred Stock") to be issued to Fushan as consideration for the sale of Biogan (BVI)

        2.2    Exchange of Shares. Subject to the terms and conditions set forth in this Agreement, Fushan agrees to exchange with Biogan, and Biogan agrees to exchange with Fushan, on the Closing Date, the aggregate number of common shares of Biogan (BVI) held by Fushan ("Common Stock") set forth on Exhibit 1 for the aggregate number of shares of Biogan Common Stock and Preferred Stock set forth on Exhibit 1 (the Common Stock together with the Preferred Stock to be referred to as the "Exchanged Shares").

        2.3    Certificate of Designations. The Preferred Stock will have the preferences and rights set forth in the certificate of designation set forth on Exhibit 2 and will be filed with the Secretary of the State of Delaware prior to the Closing.

        2.4    Closing. The closing of the transactions contemplated by Section 2.2 (the "Closing") will take place at the offices of King and Wood, Beijing, PRC, July 19, 2002 at or at such other time, place and date that the Parties may agree to in writing (the "Closing Date"). On the Closing Date, (a) Biogan will deliver to Fushan certificates representing the number of shares of Preferred Stock being acquired by Fushan pursuant to Section 2.2, registered in the name of Fushan and in such denominations as is specified in advance by Fushan and (b) Fushan will deliver to Biogan certificates evidencing all of the of Common Stock of Biogan (BVI) being acquired by Biogan pursuant to Section 2.2 registered in the name of Biogan and in such denomination as is specified in advance by Biogan.

        2.5    Effective Date. The effective date of the transactions hereunder shall be July 1, 2002.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BIOGAN

        Biogan represents and warrants to Fushan as follows:

        3.1    Incorporation. Biogan is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

        3.2    Authorization. All corporate action on the part of Biogan, its officers and directors necessary for the authorization, execution, delivery and performance of its obligations under this Agreement and for the authorization, issuance and delivery of the Common Stock and Preferred Stock has been or will be taken prior to the Closing.

        3.3    Validity of Securities; No Violation. The Preferred Stock, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all Encumbrances. The issuance of the Common Stock and Preferred Stock will not violate, conflict with or constitute a default under the Certificate of Incorporation or the By-Laws of Biogan or any material agreement or commitment to which Biogan is a party.

        3.4    SEC Filings. All reports, schedules, forms, statements and other documents filed by Biogan with the Commission under the Exchange Act collectively, ("Biogan SEC Documents"), as amended or supplemented, if applicable, (a) comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (b) did not, at the time they were filed, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

        3.5    Binding Effect. This Agreement has been duly executed and delivered by Biogan, and constitutes a legal, valid and binding obligation of Biogan, enforceable against Biogan in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

        3.6    Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action, or notice, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the share exchange contemplated by this Agreement) by, or enforcement against, Biogan of this Agreement or the transactions contemplated by this Agreement.

        3.7    Exemption from Registration under the Securities Act. Provided that the representations and warranties of Fushan are true and correct, the offer and issuance of the shares of Common Stock and Preferred Stock to Fushan shall be exempt from registration under the Securities Act.

        3.8    Broker's, Finder's or Similar Fees. No brokerage commissions, finder's fees or similar fees or commissions are payable by Biogan in connection with the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with Biogan or any action taken by Biogan.

        3.9    Disclosure. This Agreement and the documents and certificates furnished to Fushan by Biogan in connection with this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FUSHAN

        Fushan represents and warrants to Biogan as follows:

        4.1    Existence and Power. Fushan (a) is duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. Biogan (BVI) is duly organized and validly existing under the laws of the jurisdiction of its formation.

        4.2    Authorization; No Contravention. The execution, delivery and performance by Fushan of this Agreement and the transactions contemplated hereby, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of its organizational documents, or any amendment thereof and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Encumbrance under any Contractual Obligations of Fushan or any Requirements of Law applicable to Fushan.

        4.3    Title. Fushan owns, beneficially and of record, and has good and valid title to, the shares of Common Stock set forth on Exhibit 1 free and clear of all Encumbrances. All such shares of Common Stock are fully paid and non-assessable, and constitute the sole authorized and outstanding capital stock of Biogan (BVI). Further, Fushan has the unrestricted power and authority to transfer such shares to Biogan. Upon delivery to Biogan of the stock certificates representing the Common Stock, Biogan will acquire good and valid title to the Common Stock, free and clear of all Encumbrances, other than those created by Biogan.

        4.4    No Liabilities. Biogan (BVI) has conducted no business other than holding the JV interest and has no liabilities.

        4.5    Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any Person, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the share exchange contemplated by this Agreement) by, or enforcement against, Fushan of this Agreement or the transactions contemplated by this Agreement.

        4.6    Binding Effect. This Agreement has been duly executed and delivered by Fushan and constitutes a legal, valid and binding obligation of Fushan, enforceable against Fushan in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

        4.7    Representations relating to Hechi. Except as set forth on Exhibit 3, the representations and warranties given by Hechi to Biogan in the Asset Purchase Agreement, dated June 1, 2000, remain true and correct made to Biogan on the date hereof.

        4.8    Non-U.S. Person; Purchase for Own Account. Fushan is not a "U.S. Person, as such term is defined in Rule 901 under the Securities Act. The Exchanged Shares are being or will be acquired by Fushan for its own account. Further, Fushan has no intention of distributing or reselling the Exchanged Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States, or any state, without prejudice, however, to the rights of Fushan at all times to sell or otherwise dispose of all or any part of the Exchanged Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Fushan's property being at all times within Fushan's control. If Fushan should in the future decide to dispose of any of the Exchanged Shares, Fushan understands and agrees that Fushan may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Fushan agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Exchanged Shares (and the securities into which the Exchanged Shares may be converted) to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THEREUNDER.

        4.9    Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Fushan in connection with the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with Fushan or any action taken by Fushan.

        4.10    Disclosure. This Agreement and the documents and certificates furnished to Biogan by Fushan in connection with this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE V

CONDITIONS TO THE
OBLIGATION OF FUSHAN TO CLOSE

        The obligation of Fushan to exchange the Common Stock of Biogan (BVI) for Biogan Common Stock and Preferred Stock at Closing and to perform its obligations under this Agreement will be subject to the satisfaction as determined by, or waiver by, Fushan of the following conditions on or before the Closing Date:

        5.1    Representations and Warranties. Each of the representations and warranties of Biogan in this Agreement, or in any written statement, list or certificate furnished pursuant to an express requirement of this Agreement, will be true and correct, individually and in the aggregate, in all material respects on and as of the date of the Closing with the same force and effect as though made on and as of the date of the Closing except that any such representation or warranty made as of a specified date will have been true on and as of such date.

        5.2    Preferred Shares. Biogan will have delivered to Fushan certificates in definitive form representing the number of shares of Biogan Common Stock and Preferred Stock set forth on Exhibit 1 registered in the name of Fushan.

ARTICLE VI

CONDITIONS TO THE OBLIGATION
OF BIOGAN TO CLOSE

        The obligation of Biogan to issue the Common Stock and Preferred Stock and the obligation of Biogan to perform its other obligations under this Agreement will be subject to the satisfaction as determined by, or waiver by, Biogan of the following conditions on or before the Closing Date:

        6.1    Representations and Warranties. Each of the representations and warranties of Fushan in this Agreement, in the Asset Purchase Agreement dated July 1, 2000, or in any written statement, list or certificate furnished pursuant to an express requirement of this Agreement, will be true and correct, individually and in the aggregate, in all material respects on and as of the date of the Closing with the same force and effect as though made on and as of the date of the Closing except that any such representation or warranty made as of a specified date shall have been true on and as of such date.

        6.2    Biogan (BVI) Common Stock. Fushan will have delivered to Biogan certificates in definitive form representing all of the outstanding shares of Common Stock of Biogan (BVI) set forth on Exhibit 1 registered in the name of Biogan.

ARTICLE VII

INDEMNIFICATION

        7.1    Indemnification. Except as otherwise provided in this Article VII, each party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other party and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims"), losses or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Indemnifying Party in this Agreement. The amount of any payment to any Indemnified Party herewith in respect of any Loss will be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Exchanged Shares. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party will, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses will be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

        7.2    Notification. Each Indemnified Party under this Article VII will, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action will not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party will have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (i) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (ii) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (A) will not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (B) will reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party will not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent will not be unreasonably withheld. The indemnification and contribution rights accorded to an Indemnified Party under this Article VII will be the exclusive remedy of the Indemnified Parties; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII will restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

        7.3    Contribution. If the indemnification provided for in this Article VII from the Indemnifying Party is unavailable to an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Sections 7.1 and 7.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

ARTICLE VIII

POST-CLOSING AGREEMENTS

        8.1    Board of Directors. Biogan has elected to its Board of Directors four nominees of Fushan who will, in accordance with Delaware law, serve until Biogan's next annual meeting and until their successors have been duly elected and qualified. Provided that the Hechi Shareholders continue to control Fushan, for three years from the date of Closing, Biogan shall nominate four directors chosen by Fushan and three other nominees for a total of seven directors. Fushan shall vote all of its shares in favor of Biogan's nominees for director.

        8.2    Amendment of Certificate of Incorporation. Biogan shall, as soon as practicable, use its best efforts to amend its Certificate of Incorporation to (1) authorize additional shares of Common Stock so as to permit the conversion of the Preferred Stock in accordance with its terms, (2) to effect a reverse stock split in accordance with the recommendation of Biogan's financial advisors, and (3) to change Biogan's name to "HMZ Metals Inc." Notwithstanding the forgoing, Biogan may satisfy its obligations by continuing into Canada pursuant to a reorganization which has the same economic effect as the amendment to the Certificate of Incorporation contemplated by this Section 8.2.

ARTICLE IX

MISCELLANEOUS

        9.1    Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive Closing.

        9.2    Notices. All notices, demands and other communications provided for or permitted under this Agreement must be made in writing and delivered by registered or certified first-class mail, return receipt requested, courier service or personal delivery to each Party at the address designated for such Party below or at such other address designated from time to time by a Party upon written notice to the other Parties pursuant to this Section 9.2.

                If to Biogan:

                        Biogan International, Inc.
                        813 Beriault, Suite 203
                        Longueuil, Quebec J4G 1X7 Canada
                        Attention: President

                        with a copy to:

                        Hodgson Russ LLP
                        One M&T Plaza, Suite 2000
                        Buffalo, New York 14203
                        Attention: Joseph P. Galda, Esq.

                        and

                        Macleod Dixon LLP
                        Suite 3900 Canada Trust Tower
                        BCE Place
                        161 Bay Street
                        P.O. Box 505
                        Toronto, Ontario M5J 2S1
                        Attention: David A. Knight, Esq.

                        If to Fushan:

                        East Asia Corporate
                        Service (BVI) Ltd.
                        East Asia Chambers
                        P.O. Box 901
                        Road Town
                        Tortola, British Virgin Islands

        9.3    Successors and Assigns; Third Party Beneficiaries. This Agreement will insure to the benefit of and be binding upon the successors and permitted assigns of the Parties. Except as provided in Article VII, no Person other than the Parties and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

        9.4    Amendment and Waiver.

        No failure or delay on the part of Biogan or Fushan in exercising any right, power or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Biogan or Fushan at law, in equity or otherwise.

        Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Biogan or Fushan from the terms of any provision of this Agreement, will be effective (i) only if it is made or given in writing and signed by the Parties and (ii) only in the specific instance and for the specific purpose for which made or given.

        9.5    Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any Party may exercise this Agreement by facsimile signature and the other Parties will be entitled to rely upon such facsimile signature as conclusive evidence that this Agreement has been duly executed by such Party.

        9.6    Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the interpretation of this Agreement.

        9.7    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario, without regard to the principles of conflicts of law.

        9.8    Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement will not be in any way impaired, unless the provisions held invalid, illegal or unenforceable will substantially impair the benefits of the remaining provisions of this Agreement.

        9.9    Entire Agreement. This Agreement, together with the exhibits attached to this Agreement, are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained in this Agreement. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to in this Agreement. This Agreement, together with its exhibits, supersedes all prior agreements and understandings between the Parties with respect to the subject matter of this Agreement.

        9.10    Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, no Party may issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated by this Agreement, without prior approval by the other Parties, which approval shall not be unreasonably withheld.

        9.11    Further Assurances. Each of the Parties will execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Share Exchange Agreement on the date first written above.

BIOGAN INTERNATIONAL, INC.

By: /s/ Gilles Laverdiere
Mr. Gilles Laverdiere, Vice-Chairman

Fushan Industrial Co. Ltd.

By: /s/ Xiao Shulan
Mrs. Xiao Shulan, Chairwoman